UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 17, 2014
ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2014, the Personnel & Compensation Committee (the "Committee") of Ashland Inc. ("Ashland" or the "Company") granted equity awards in the form of Restricted Shares of Common Stock (“Restricted Shares”) to the following Named Executive Officers  of the Company in the amounts and vesting schedules indicated below:

1.
Luis Fernandez-Moreno – An award of 15,000 Restricted Shares, with 10,000 Restricted Shares vesting on the second anniversary of the award, and the remaining 5,000 Restricted Shares vesting on the third anniversary of the award;

2.
J. Kevin Willis – An award of 7,500 Restricted Shares, with 5,000 Restricted Shares vesting on the second anniversary of the award, and the remaining 2,500 Restricted Shares vesting on the third anniversary of the award;

3.
Peter J. Ganz – An award of 7,500 Restricted Shares, with 5,000 Restricted Shares vesting on the second anniversary of the award, and the remaining 2,500 Restricted Shares vesting on the third anniversary of the award; and

4.
Theodore L. Harris – An award of 7,500 Restricted Shares, with 5,000 Restricted Shares vesting on the second anniversary of the award, and the remaining 2,500 Restricted Shares vesting on the third anniversary of the award;

The awards were granted by the Committee under the Amended and Restated 2011 Ashland Inc. Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

November 17, 2014	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary